As filed with the Securities and Exchange Commission on May 23, 2008
Registration Statement No. 333-85662

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M/I Homes, Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1210837 (I.R.S. Employer Identification Number)

3 Easton Oval, Suite 500, Columbus, Ohio 43219
 (614) 418-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Thomas Mason, Esq.

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(614) 418-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald A. Robins, Jr. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street P.O Box 1008 Columbus, Ohio 43216-1008 (614) 464-6400

Approximate Date of Commencement of Proposed Sale to the Public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer      ☐                                                                           Accelerated filer      ☑

Non-Accelerated filer       ☐                                                                Smaller reporting company      ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-3 (File No. 333-85662) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2002 by M/I Homes, Inc. (the “Company”) under the Securities Act of 1933, as amended, the Company registered the offering and sale from time to time of up to $150,000,000 aggregate principal amount of debt securities, preferred shares, par value $.01 per share, preferred shares represented by depositary shares, common shares, par value $.01 per share, and warrants to purchase debt securities, preferred shares, depositary shares and common shares (collectively, the “Securities”).

As of the date hereof, Securities in the aggregate principal amount of $50,000,000 remain available for sale under the Registration Statement (the “Unsold Securities”).  Pursuant to the undertaking of the Company contained in the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the Unsold Securities as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 23, 2008.

M/I Homes, Inc.

By: /s/ Robert H. Schottenstein
Robert H. Schottenstein, Chairman of the Board,
Cheif Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on May 23, 2008.

Signature	Title
/s/ Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer,
Robert H. Schottenstein	President and Director (Principal Executive Officer)

/s/ Phillip G. Creek	Executive Vice President, Chief Financial Officer and
Phillip G. Creek	Director (Principal Financial Officer)

/s/ J. Thomas Mason	Executive Vice President, General Counsel and
J. Thomas Mason	Director

/s/ Ann Marie W. Hunker	Vice President and Corporate Controller
Ann Marie W. Hunker	(Principal Accounting Officer)

Friedrich K. M. Böhm*	Director
Friedrich K. M. Böhm

Thomas D. Igoe*	Director
Thomas D. Igoe

Jeffrey H. Miro*	Director
Jeffrey H. Miro

Norman L. Traeger*	Director
Norman L. Traeger

*By: /s/ Phillip G. Creek
Phillip G. Creek
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location
24	Powers of Attorney
Incorporated herein by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-85662) filed on April 5, 2002 (which Powers of Attorney are included on the signature pages to such registration statement).